Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350 and in connection with the Annual Report on Form 10-K of Andatee China Marine Fuel Services Corporation (the “Company”) for the fiscal period ended December 31, 2013 (the “Report”), I, Wang Hao, President and Chief Executive Officer of the Company, hereby certify that to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

/s/ Wang Hao
Wang Hao
President, Chief Executive Officer
(Principal Executive Officer)

Date: March 31, 2014

A signed original of this written statement has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.